Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2012 Share Option Plan of PolyPid Ltd. of our report dated March 31, 2023, with respect to the consolidated financial statements of PolyPid Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ KOST FORER GABBAY & KASIERER
Haifa, Israel	KOST FORER GABBAY & KASIERER
March 31, 2023	A Member of Ernst & Young Global